Exhibit 11.1


                        LEGALITY OF SHARES OPINION

                          FEDERATED EQUITY FUNDS
                           5800 CORPORATE DRIVE
                    PITTSBURGH, PENNSYLVANIA 15237-7000
                              (800) 341-7400

                              _________, 2004



The Trustees of

Federated Equity Funds
5800 Corporate Drive
Pittsburgh, Pennsylvania 15237-7000

Ladies and Gentlemen:

      Federated Kaufmann Fund (the "Kaufmann Fund"), a portfolio of Federated Equity Funds, a Massachusetts business trust (the "Trust"), propose to acquire the assets of Banknorth Small/Mid Cap Core Fund, a portfolio of Banknorth Funds, in exchange for Shares of the Kaufmann Fund ("Shares") pursuant to the Agreement and Plan of Reorganization dated _____, 2004 ("Agreement"), included as an exhibit to the registration statement of the Trust filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933, as amended ("N-14 Registration").

        As counsel I have reviewed the appropriate documents relating to the organization of the Trust, its registration under the Investment Company Act of 1940, the registration of its securities on Form N-1A under the Securities Act of 1933 and participated in the drafting of the N-14 Registration. Specifically, I have examined and am familiar with the written Amended and Restated Declaration of Trust dated August 15, 1995 ("Declaration of Trust"), the Bylaws of the Trust, and such other documents and records deemed relevant for the purpose of rendering this opinion. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

        Based upon the foregoing, it is my opinion that:

       1. The Trust is duly organized and validly existing pursuant to the Declaration of Trust.

    2. The Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the Agreement and the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of the Declaration of Trust and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

                                       Very truly yours,


                                       /s/ ____________
                                       Gail C. Jones
                                       Federated Equity Funds